UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17301 Melford Blvd. Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

5081 Howerton Way, Suite A, Bowie, Maryland 20715

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

December 10, 2025

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2025, the Company offered for sale an aggregate of 26,666,666 shares (the “Shares”) of its common stock in a reasonable “best efforts” public offering (the “Offering”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-291943) (including the prospectus forming a part of such registration statement, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 4, 2025 and declared effective by the Commission on December 10, 2025. Certain investors purchased their Shares pursuant to a securities purchase agreement, dated as of December 10, 2025 (the “Purchase Agreement”), between the Company and such investors.

Certain Company insiders, including the Company’s Chief Executive Officer and Chief Financial Officer, participated in the Offering. The Company insiders purchased an aggregate of 147,067 Shares, for an aggregate purchase price of approximately $110,300. The purchase price per Share for the Company insiders was the same as paid by other investors in the Offering.

The purchase price for one Share in the Offering is $0.75, and closing of the Offering is expected to occur on December 12, 2025. The Company expects the net proceeds from the Offering to be approximately $18.4 million. The Company intends to use the net proceeds of the Offering to fund capital expenditures to expand the Company’s owned and operated DC Fast Charging network and to support its working capital and general corporate requirements.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, closing conditions, indemnification obligations of the Company and the purchasers party thereto, including for liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the closing date of the Offering, subject to certain exceptions. The Company also agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 90 days after the closing date of the Offering, subject to certain exceptions.

In connection with the Offering, the Company engaged H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC (together, the “Placement Agents”) to act as the Company’s co-placement agents in connection with the Offering. The Company agreed to pay the Placement Agents a cash fee equal to 6.0% of the aggregate gross proceeds from the Offering. The Company also agreed to reimburse the Placement Agents for all reasonable out-of-pocket costs and expenses incurred in connection with the Offering in an aggregate amount up to $125,000 and up to $15,950 for expenses of the clearing firm of the Placement Agents.

The Company also agreed to issue to the Placement Agents, or their designees, warrants (the “Placement Agents’ Warrants”) to purchase up to an aggregate of 1,600,000 shares of common stock (equal to 6.0% of the aggregate number of shares of common stock sold in the Offering). The Placement Agents Warrants have an exercise price of $0.9375 per share (which represents 125% of the public offering price per Share), are immediately exercisable upon issuance and expire three years from the date of issuance.

In addition to the Shares, the Placement Agents’ Warrants and the shares of common stock underlying the Placement Agents’ Warrants were offered by the Company pursuant to the Registration Statement.

The foregoing descriptions of the Purchase Agreement and the Placement Agents’ Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of each of the form of Purchase Agreement and form of Placement Agents’ Warrants, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

Additionally, in connection with the Offering, each of the Company’s officers and directors entered into lock-up agreements, pursuant to which they agreed not to sell or transfer any of the Company securities they hold, subject to certain exceptions, during the 90-day period after the closing date of the Offering.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Other Events.

On December 11, 2025, the Company issued a press release for the pricing of the Offering, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated timing of the closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by U.S. federal securities law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement.
99.1	Press Release issued December 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: December 12, 2025	By:	/s/ Michael C. Battaglia
	Name:	Michael C. Battaglia
	Title:	President and Chief Executive Officer